                                                                       EXHIBIT S

                                      DEM, INC.
                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) of DEM, Inc., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of DEM, Inc., the Registration Statement on Form N-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Date:  May 12, 1997


/s/ NATHAN A. CHAPMAN JR.                        /S/ RONALD A. WHITE
--------------------------------                 -----------------------------
Nathan A. Chapman, Jr., President,               Ronald A. White, Director,
Chairman of Board of Directors and
Director (Principal Executive Director)


/s/ JAMES B. LEWIS                               /S/ LOTTIE H. SHACKELFORD
--------------------------------                 -----------------------------
James B. Lewis, Director                         Lottie H. Shackelford, Director


/s/ M. LYNN BALLARD                              /S/ ROBERT L. WALLACE
--------------------------------                 -----------------------------
M. Lynn Ballard                                  Robert L. Wallace, Director
Treasurer (Principal Accounting &
Financial Officer)